THE EMERGING MARKETS INCOME FUND INC
                    THE EMERGING MARKETS INCOME FUND II INC
                 THE EMERGING MARKETS FLOATING RATE FUND INC.
                       GLOBAL PARTNERS INCOME FUND INC.
                         MUNICIPAL PARTNERS FUND INC.
                        MUNICIPAL PARTNERS FUND II INC.

                 Supplement dated September 30, 1997 to Proxy
                       Statement dated September 4, 1997

Dear Stockholder:

          This letter is being sent to you in connection with the proxy statement, dated September 4, 1997 (the "Proxy Statement"), previously mailed in connection with the Annual and Special Meetings of Stockholders of each of the above funds (the "SBAM Funds") scheduled for October 14, 1997 (the "Meetings"). As you may have heard, on September 24, 1997, Travelers Group ("Travelers") and Salomon Inc ("Salomon"), the ultimate parent of Salomon Brothers Asset Management Inc ("SBAM"), announced that they have agreed that Salomon will be merged with and into Smith Barney Holdings Inc., a subsidiary of Travelers, to form a new company expected to be named Salomon Smith Barney Holdings Inc. (the "Transaction"). Travelers is a diversified financial services company engaged in investment services, asset management, consumer finance and life and property casualty insurance services.

          The Transaction is expected to be completed by the end of the year, and is subject to a number of conditions, including the receipt of U.S. and foreign regulatory approvals and the approval of Salomon shareholders. Upon consummation of the Transaction, Travelers would become the new ultimate parent of SBAM, which serves as investment adviser or manager to all of the SBAM Funds. It is expected that, following consummation of the Transaction, you will continue to be provided the same high-quality services to which you've grown accustomed.

          Stockholders of each SBAM Fund other than The Emerging Markets Income Fund Inc have been asked to vote at the Meetings to approve a new investment advisory and administration agreement among such Fund, SBAM and Value Advisors LLC, as more fully described in Proposal 2 in the Proxy Statement. The Transaction is separate from the Acquisition described in the Proxy Statement, and the matters described in the Proxy Statement (including Proposal 2) will continue to be voted on at the Meetings. Unless a previously submitted proxy card is revoked, the votes cast thereby will be counted at the Meetings in accordance with such previously submitted proxy card.

                                         Sincerely,

                                         The Chairmen of the Boards and
                                         Presidents of the SBAM Funds

                           Schedule 14A Information

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/x/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Global Partners Income Fund Inc.
               (Name of Registrant as Specified In Its charter)

Payment of Filing Fee (check the appropriate box):
/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statements number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed: